Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2005 relating to the consolidated financial statements and financial statement schedule of Occupational Health + Rehabilitation Inc, which appears in Occupational Health + Rehabilitation Inc’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 27, 2005